February 19, 1997

Hartford Life Insurance Company
P.O. Box 5085
Hartford, CT 06102-5080

RE: Rule 24f-2 Notice with respect to Securities Act of 1933 Registration Statements of Hartford Life Insurance Company -Separate Account Five
     --------------------------------------------------------------------


To Whom it May Concern:

I serve as counsel to Hartford Life Insurance Company and the above referenced Separate Account. This Separate Account currently has three Registration Statements under the Securities Act of 1933 ("Securities Act") in effect that were filed with the Securities and Exchange Commission to register units of interest issued to Contract Owners to evidence the investment of their Contract premium payments in shares of Hartford Bond Fund, Inc., Hartford Stock Fund, Inc., HVA Money Market Fund, Inc., Hartford Advisers Fund, Inc., Hartford Capital Appreciation Fund, Inc., Hartford Mortgage Securities Fund, Inc., Hartford Index Fund, Inc., Hartford International Opportunities Fund, Inc., Hartford Dividend and Growth Fund, Inc., Hartford Small Company Fund, Inc. and Hartford International Advisers Fund, Inc. ("Hartford Funds"), Money Market Portfolio, North American Government Securities Portfolio, Diversified Income Portfolio, Balanced Portfolio, Utilities Portfolio, Dividend and Growth Portfolio, Value-Added Market Portfolio, Core Equity Portfolio, American Value Portfolio, Mid-Cap Growth Portfolio, Global Equity Portfolio, Developing Growth Portfolio, and the Emerging Markets Portfolio of the Dean Witter Select Dimensions Investment Series (the "Dean Witter Fund") and the Putnam VT Asia Pacific Growth Fund, Putnam VT Diversified Income Fund, Putnam Global Asset Allocation Fund, Putnam VT Global Growth Fund, Putnam VT Growth and Income Fund, Putnam VT High Yield Fund, Putnam VT International Growth Fund, Putnam International Growth and Income Fund, Putnam VT International New Opportunities Fund, Putnam VT Money Market Fund, Putnam VT New Opportunities Fund, Putnam VT New Value Fund, Putnam VT U.S. Government and High Quality Bond Fund, Putnam VT Utilities Growth and Income Fund, Putnam VT Vista Fund and Putnam VT Voyager Fund ("Putnam Funds"). The units of interest represent undivided interests in the Hartford Funds and Putnam Funds shares so acquired. The Securities Act Registration Statements that have been declared effective, recited the election of the Separate Account to register an indefinite number of units of interest pursuant to Rule 24f-2.

In acting as counsel, I have made an examination of law and examined such records and documents as I have deemed necessary to render the following opinion. It is my opinion that the units of interest issued between January 1, 1996 and December 31, 1996 were legally issued and the rights created thereby are fully enforceable.

Page Two\Rule 24f-2 Notice with respect to Securities Act of 1933 Registration Statements of Hartford Life Insurance Company -Separate Account Five
--------------------------------------------------------------------


I hereby consent to the Opinion accompanying the Form 24f-2 Notice to be filed by and on behalf of the Separate Account for 1996.

Very truly yours,

/S/ Marianne O'Doherty

Marianne O'Doherty
Associate Counsel